UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant   ☐
Filed by a party other than the Registrant   ☒

Check the appropriate box:
☐   Preliminary Proxy Statement
☐   Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐   Definitive Proxy Statement
☒   Definitive Additional Materials
☐   Soliciting Material under § 240.14a-12

Amarin Corporation plc

(Name of Registrant as Specified In Its Charter)

Sarissa Capital Catapult Fund LLC
Sarissa Capital Hawkeye Fund LP
ISP Fund LP
Sarissa Capital Offshore Master Fund LP
Sarissa Capital Master Fund II LP
Sarissa Capital Athena Fund Ltd
Atom Master Fund LP
Sarissa Capital Fund GP LP
Sarissa Capital Fund GP LLC
Sarissa Capital Offshore Fund GP LLC
Sarissa Capital Management GP LLC
Sarissa Capital Management LP
Alexander J. Denner, Ph.D.
Patrice Bonfiglio
Paul Cohen, M.D.
Mark DiPaolo
Keith L. Horn
Odysseas Kostas, M.D.
Louis Sterling III
Diane E. Sullivan

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒   No fee required
☐   Fee paid previously with preliminary materials
☐   Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

This filing contains a press release issued on February 16, 2023 by Sarissa Capital.

SARISSA CAPITAL BLASTS AMARIN’S REPEATED FALSE STATEMENTS; CLEARLY AMARIN WILL SAY ANYTHING TO KEEP SARISSA OFF THE BOARD

Sarissa is Confident that Long Suffering Amarin Shareholders Will Make Up Their Own Minds and Vote “FOR” Change at Amarin

Greenwich, CT, February 16, 2023 – Sarissa Capital Management LP (“Sarissa”) today issued the following statement regarding Amarin Corporation plc (NASDAQ: AMRN):

Sarissa Capital is outraged but not surprised by Amarin’s repeated false statements intended to mislead shareholders and switch votes away from Sarissa. Amarin has made these false statements throughout this proxy contest, including in its evaluation of the company’s progress and its own performance, in its characterizations of the board’s interactions with Sarissa, and, most recently, in the failure of its registrar to be properly instructed.  Clearly, Amarin is willing to say anything to keep Sarissa, its largest shareholder, off the board.

Sarissa is confident that fellow long-suffering shareholders see through the ploys and will vote “FOR” necessary change. We shareholders know the truth as we have lived through the nightmarish reality under the current regime which resulted in a tremendous destruction of shareholder value and an imperiled European launch. Sarissa urges all shareholders to ignore the false statements and empty promises made by Amarin and make up their own minds.

Amarin is in dire need of change. Sarissa is Amarin’s largest shareholder, owning more than 25 million shares. We are long term shareholders and have not sold any shares since acquiring our position. We have an exceptional track record of success, including in the cardiovascular space, and we believe our nominees have the experience and qualifications to help unlock Amarin’s true potential.

You can vote on the blue proxy card or the white proxy card but if you want to fully support Sarissa, you must make sure that all “FOR” boxes are marked on your proxy card (blue or white) before you submit it.

If you have any questions on how to vote, we recommend that you contact Sarissa’s proxy solicitor, D.F. King, by calling (800) 331-7024 or emailing AMRN@dfking.com.

We urge all shareholders to vote “FOR” the Sarissa Nominees and “FOR” the removal of Chairman Per Wold-Olsen on or prior to the deadline on Tuesday, February 21, 2023.

Visit our website at www.freeamarin.com for helpful information about Sarissa and the need for change at Amarin.

IF YOU ALREADY VOTED “FOR” ALL PROPOSALS AND SUBMITTED YOUR BLUE PROXY CARD, THERE IS NOTHING ELSE YOU NEED TO DO TO SUPPORT SARISSA’S NOMINEES. YOU DO NOT NEED TO VOTE AGAIN.

The General Meeting of Amarin shareholders is scheduled for February 28, 2023, BUT TO MAKE SURE YOUR VOTE COUNTS, SUBMIT YOUR VOTE ON OR BEFORE TUESDAY, FEBRUARY 21, 2023.

Additional Information

Sarissa Capital Management LP (“Sarissa Capital”), together with other participants, filed a definitive proxy statement and an accompanying blue proxy card with the SEC on January 31, 2023, in connection with the solicitation of shareholders of Amarin Corporation plc (the “Company”) at the general meeting of the Company for the election of Sarissa Capital’s slate of highly-qualified nominees (the “General Meeting”). Shareholders are advised to read the definitive proxy statement and other relevant documents related to the General Meeting as they contain important information.

The definitive proxy statement and other relevant documents are available at no charge on the SEC’s website at www.sec.gov and at www.freeamarin.com. The definitive proxy statement and other relevant documents are also available at no charge by directing a request to Sarissa Capital’s proxy solicitor, D.F. King & Co., Inc., 48 Wall Street, New York, New York 10005 (Shareholders can call toll-free: (800) 331-7024).

Contact:	Jean Puong Sarissa Capital Management LP info@sarissacap.com